Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Investor Relations

(713) 849-9911

IR@flotekind.com

Flotek Industries Announces Second Quarter Earnings Conference

Call and Preliminary Second Quarter Financial and Operational

Highlights

— Flotek sets second quarter 2011 earnings conference call time and date

— Flotek provides update on second quarter financial position, operations and balance sheet

HOUSTON, August 5, 2011 /PRNewswire/ — Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) will host a conference call on Thursday, August 11, 2011, at 7:30 a.m. Central Time to discuss its operating results for the quarter ended June 30, 2011. Flotek intends to provide dial-in information through a press release on August 10, 2011.

Flotek plans to file its 10-Q after the market close on August 10, 2011. In addition, the Company will provide additional details regarding operating results in a press release after the market close on August 10, 2011.

Financial and Operational Update

Continued increases in North American drilling and completion activity as well as gains in market share, especially in Flotek’s Chemicals and Drilling Products segments, are expected to provide improved operating results for the second quarter of 2011 as compared to the first quarter of 2011. Improved results are also a product of Flotek’s continued focus on new international initiatives, new product applications – especially in the Company’s chemical technologies – and its improved sales and marketing culture.

Although financial results for the second quarter of 2011 have not been finalized, the Company expects revenues for the quarter to exceed $54 million. As noted in the Company’s first quarter review, the Company recognized just over $15 million in revenue in April, a result of challenging weather and timing of order and revenue bookings. Flotek followed April with strong sequential month over month revenue gains in both May and June.

Flotek experienced strong revenue growth in both its Chemicals and Drilling Products segments. However, as expected, seasonal pressures – including weather challenges and environmental restrictions – as well as depressed Powder River Basin natural gas prices impacted revenues in the Company’s Artificial Lift segment.

“After a slow start in April, a result of weather and order timing, Flotek regained momentum in May and June to achieve solid sequential revenue growth in the second quarter, again posting quarterly revenues that are among the five best in Flotek’s history,” said John Chisholm, Flotek’s Chairman and President. “The entire Flotek team deserves credit for continuing to be acutely focused on creating opportunities for profitable growth. I am incredibly proud of the resolve shown by everyone at Flotek as we work to recreate a world class specialty oilfield technology company. On the heels of a strong first quarter showing, that resolve, combined with extra effort and smart decisions, are the reasons Flotek was able to reach revenue levels not seen in some time.”

Flotek also took significant steps to transform its balance sheet in the second quarter. During the quarter the Company raised approximately $28 million in a private placement of common stock that was used, in combination with cash on hand, to pay off the $29.25 million balance of its senior credit facility.

“In just over a year, Flotek has repositioned itself from a company focused on survival to one focused on strategic growth,” added Chisholm. “The flexibility provided by the elimination of the senior credit facility cannot be overestimated. The move not only significantly reduces our borrowing costs but also allows us to consider a host of previously unavailable options for everything from working capital needs to strategic partnerships. Most important, the elimination of this expensive credit significantly improves the perception of Flotek’s financial position, which provides tangible and intangible benefits to Flotek and all its stakeholders.”

As noted, the Company’s Chemical and Drilling Products segments provided revenue growth in the quarter while Artificial Lift revenues were impacted by weather delays, environmental restrictions and the lower price of natural gas in the Powder River Basin, our dominant operating region.

In the Chemicals segment, growth in unconventional drilling activity, especially in key oil shale plays, continues to provide opportunities for Flotek’s patented complex nano-fluid micro-emulsifiers. Flotek’s relatively new focus to reach liquids-based opportunities, especially the Bakken, Eagle Ford and Niobrara plays, continues to produce solid results.

Second-quarter revenue growth in Flotek’s Chemicals segment experienced only minimal contributions from Canada, where weather impacted sales throughout the quarter. Canadian orders began to accelerate in late June, and the Company expects increased contributions throughout the second half of the year. Weather also had a modest impact on Rocky Mountain chemical sales which, like Canada, are beginning to recover and are expected to grow in the third and fourth quarters.

Flotek continues to build on its reputation as a leader in environmentally friendly oilfield chemistries at a time when increased scrutiny is demanding environmentally-conscious solutions to downhole chemicals. Flotek, which applied for its first patent related to its micro-emulsion chemistry in 2003, continues to work closely with pressure pumping companies and exploration clients to develop chemistry solutions for new drilling and completion technologies that exceed more stringent environmental standards. Flotek’s major pressure pumping and exploration customers continue to rate the Company among the top oilfield environmental stewards. The

Company believes it should see additional market opportunities in the second half of 2011 and into 2012 with new products and services that will further demonstrate Flotek’s leadership as an environmental steward in oilfield chemistries.

International markets continue to present Flotek’s Chemicals segment with opportunities for growth. The Company continues to build on its initial successes in Turkey, Poland and France by expanding relationships with initial customers. In addition, an increased marketing presence – using our recent international successes – is beginning to attract new commercial opportunities in Europe and Asia. Flotek continues to see new opportunities from its recent international marketing agreement with Basin Supply in markets like Russia and Columbia for both our chemical applications and Teledrift. As noted in previous commentary, international opportunities have longer lead times and more complex logistics than the Company’s traditional domestic projects. While pleased with the progress, Flotek continues to be deliberate in pursuing the opportunities in an attempt to maximize opportunities while mitigating risk.

“We are very pleased with the progress made on international fronts in the second quarter,” added Chisholm. “The combination of our internal efforts to expand our geographic frontier and Basin’s work in key prospective markets is beginning to create a clearer picture of future commercial opportunities in international markets. While exciting, our enthusiasm is measured as we know additional work and precise execution will be required to create long-term success in new markets.”

The continued growth in the Company’s Chemicals segment was not free of challenges. Feedstock prices and availability of key raw materials provided hurdles in the quarter. However, a June price increase combined with key productivity enhancements at the Company’s Marlow, Oklahoma production facility supported both product availability and margins in the quarter.

Flotek’s Drilling Products segment continues to benefit from an increase in drilling activity in key domestic basins. Teledrift continues to be a key leader, as the measurement-while-drilling application continues to post exceptional market share gains and results, especially in the vertical applications in the Permian Basin. In addition, growth in Oklahoma and South Texas confirms the efficacy of repositioning the Company’s sales and marketing efforts with a focus on building a more dynamic internal sales force, allowing Flotek to better market existing products and provide exceptional customer service.

Flotek’s downhole motor business as well as rentals and sales of other downhole products posted solid gains with growth in key unconventional plays such as the Eagle Ford and the Niobrara as well the Permian Basin. The Company continues to experience additional pricing power in most major operating regions.

In addition, revenue from the Company’s Galleon mining tools business continue to run near record levels, a result of higher gold and copper prices.

“The slow start to the second quarter didn’t dampen the spirit or enthusiasm of the Flotek team and, in fact, served as a challenge and catalyst for our people to work even harder and smarter to assure another quarter of sequential growth,” added Chisholm. “I could not be more proud of the creativity, enthusiasm and work ethic of our team, which resulted in a strong second quarter. That said, we know success builds expectations for greater success and we will continue to work hard to post results for which all of our stakeholders can be proud.”

About Flotek Industries, Inc.

Flotek is a global developer and distributor of a portfolio of innovative oilfield technologies, including specialty chemicals and down-hole drilling and production equipment. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements:

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.

SOURCE Flotek Industries, Inc.